Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-241000) and Form S-8 (No. 333-256477, 333-233077 and 333-233078) of MainStreet Bancshares, Inc. of our report dated March 20, 2024, relating to the consolidated financial statements of MainStreet Bancshares, Inc., appearing in the Annual Report on Form 10-K of MainStreet Bancshares, Inc. for the year ended December 31, 2023.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Owings Mills, Maryland

March 20, 2024